EXECUTION

SEPARATION AGREEMENT
AND MUTUAL GENERAL RELEASE

SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE (“Agreement”), effective as of April 3, 2007 (the “Effective Date”), by and between Osteologix, Inc. (hereinafter referred to as “Company”) and Charles Casamento (“Employee”) (collectively, “the Parties” and, each, a “Party”).

1. Resignation of Employment and Membership on Board of Directors. The Parties acknowledge and agree that Employee resigned his employment as President and Chief Executive Officer of the Company effective April 3, 2007 (the “Termination Date”), effecting Employee’s termination as an employee of the Company and its affiliates. The Parties hereby waive all notice of termination periods set forth in, and all further service requirements under, the Service Agreement effective October 18, 2004 between Employee and Nordic Bone A/S (the “Service Agreement”). Employee represents and acknowledges that Employee has received payment for (i) any and all outstanding wages due through the Termination Date, (ii) business expenses incurred per existing Company policies (subject to business expenses reflected in credit card statements not yet received by Employee as to which Employee will have a right to receive future reimbursement per past practice), and (iii) all accrued but unused vacation as of the Termination Date and that Employee is not owed any further payment as a result of Employee’s employment by Company. Employee shall continue to serve as a member of the Company’s Board of Directors until the Company’s 2007 Annual Meeting of Stockholders (unless prevented to do so by death or removal), but Employee will not run for re-election as a member of the Company’s Board of Directors.

2. Severance and Other Enhanced Benefits in Exchange for Signing Agreement. In consideration for executing this Agreement and in exchange for the promises, covenants, releases and waivers set forth herein, the Company will provide Employee with the payments and benefits set forth in this paragraph 2 (collectively, “Severance Benefits”), provided that, if Employee fails to execute and return this Agreement in accordance with the terms of paragraph 3 below, or if Employee revokes this Agreement pursuant to the terms of paragraph 3 below, Employee shall immediately return and/or repay to the Company all Severance Benefits, if any, that he had previously received and Employee shall not be entitled to any further Severance Benefits hereunder. Employee acknowledges that the Severance Benefits are in lieu of any severance and other payments and benefits Employee would otherwise be entitled to under the Service Agreement.

a. Severance Payments. The Company shall pay Employee, less deductions and withholdings required by law, the total gross sum of $420,000, which shall be paid by the Company in 3 equal monthly installments of $35,000 on the 25th day of each month commencing April 25, 2007 (Employee acknowledges having received the first such $35,000 payment on or before April 25, 2007), followed by a lump sum payment of $315,000 payable on July 3, 2007 (subject to applicable withholding) (each, a “Severance Payment” and, collectively, the “Severance Payments”). The Severance Payments shall be made on the dates on which they are due, at the election of the Company by check mailed to the Employee or via direct deposit into Employee's designated bank account consistent with past practices pursuant to instructions previously provided by Employee.

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

b. Continuation of Benefits. If Employee elects to continue Employee’s existing health insurance coverage under COBRA (see paragraph 3 below), the Company will reimburse Employee the full monthly premium cost for such coverage for himself and his eligible dependents and family members for a period of 12 months commencing on the Termination Date. Additionally, the Company shall provide continuation, at the Company’s expense, of the other benefits received by Employee and his family immediately preceding Employee’s resignation of his employment with the Company (including, without limitation, life and disability insurance, payments of medical and dental expenses not covered by insurance per past practice, and automobile benefits) for a period of 12 months commencing on the Termination Date (the “Benefit Period”). To the extent that during the Benefit Period payment is due with respect to any of the insurance policies relating to insurance coverage after the Benefit Period, the Company shall not be responsible for making any such payments, but will permit Employee to make such payments if he determines to do so in his discretion in order to continue such insurance coverage.

c. Stock Options. 58,333 of the 350,000 Incentive Stock Options granted to Employee under the Company’s Equity Incentive Plan (the “Plan”) and the Equity Incentive Plan Stock Option Agreement dated October 5, 2006 between Employee and the Company (the “Option Agreement”) shall be vested as of the Termination Date. Such 58,333 Incentive Stock Options shall be comprised of the following: (i) the 43,749 Incentive Stock Options that would have vested on April 30, 2007, (ii) the 7,292 Incentive Stock Options would have vested on May 31, 2007 and (iii) the 7,292 Incentive Stock Options that would have vested on June 30, 2007. The vested Incentive Stock Options shall be exercisable in accordance with the terms set forth in the Option Agreement; provided however, that the exercise period for such vested Incentive Stock Options shall be extended through October 3, 2007. To the extent that the terms of this paragraph conflict with those of the Option Agreement, the terms of this paragraph shall govern; otherwise, the Incentive Stock Options shall continue to be governed by, and subject to, the terms of the Option Agreement and the Plan.

d. Warrants. 429,657 of the Warrants held by Employee pursuant to the Common Stock Purchase Warrant issued on May 24, 2006 (the “Warrant”) shall be vested as of the Termination Date. This amount shall be comprised of (i) the 8,690 Warrants that vested on May 24, 2005, plus (ii) the 420,967 additional Warrants that would have vested as of June 30, 2007 had Employee remained employed by the Company through that date. The vested Warrants shall be exercisable in accordance with the terms set forth in the Warrant as would be applicable to an involuntary termination under a Good Leaver Scenario (as defined in the Warrant). To the extent that the terms of this paragraph conflict with those of the Warrant, the terms of this paragraph shall govern; otherwise, the vested Warrants shall continue to be governed by, and subject to, the terms of the Warrant.

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

3. COBRA Rights. Under a separate cover, the Company will inform Employee of Employee’s rights to convert and continue existing health insurance coverage, if any, under COBRA following the termination of Employee’s employment.

4. No Other Payments. Employee represents, warrants and acknowledges that the Company owes him no wages, overtime pay, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay, business expenses or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for or referred to in this Agreement.

5. General Release From Employee to the Company. For and in consideration of good and valuable consideration, including without limitation the Severance Benefits:

a. Employee, on Employee’s own behalf, and on the behalf of Employee’s descendants, dependants (only for any and all claims derived through or assigned by Employee), heirs, executors, administrators, assigns and successors, hereby generally releases the Company, its parent, subsidiary and affiliated organizations, and their successors and assigns, and any individual employed by or affiliated with such organizations and each of their officers, directors, employees, representatives, agents and attorneys in their capacities as such (collectively, the “Company Entities”) from any and all rights, actions, suits, claims or demands of all kinds and descriptions (collectively, “claims”) that Employee ever had, now has or hereafter can, shall or may have against the Company Entities by reason of or arising out of any act, matters or omissions of the Company Entities on or before the date of Employee’s execution of this Agreement, including, but not limited to, all claims regarding Employee’s employment with the Company, any events that may have occurred during the course of Employee’s employment or the termination of Employee’s employment, or any other matters or claims of any kind or nature. This includes, without limitation, a release of any claims for unpaid wages, holiday pay, overtime or other compensation, breach of contract, wrongful discharge, disability benefits, life, health and medical insurance, sick leave, or any other fringe benefit, employment discrimination, unlawful harassment, retaliation, emotional distress, violations of public policy, defamation, wrongful termination and severance pay. Employee is also specifically releasing any rights or claims Employee may have, if any, under the Family and Medical Leave Act, the Worker Adjustment Retraining and Notification Act, the Age Discrimination in Employment Act (“ADEA”) (which prohibits discrimination in employment based on age), Older Workers Benefit Protection Act of 1990 (“OWBPA”) (which also prohibits discrimination in employment based on age), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act, the Labor Management Relations Act, the Equal Pay Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employment Retirement Income Security Act, the Sarbanes-Oxley Act of 2002, the California Fair Employment and Housing Act, the California Family Rights Act, the California Constitution, the California Labor Code, all the above statutes as amended from time to time and any other federal, state or local laws, rules, ordinances or regulations, whether equal employment laws, rules or regulations or otherwise or any right under any Company pension, welfare, or stock plans. Notwithstanding the foregoing, Employee does not waive or release any rights to benefits currently vested or vested pursuant to the terms of this Agreement under the Plan, the Option Agreement or the Warrant, which rights or benefits shall continued to be governed by the Plan, the Option Agreement, the Warrant or other applicable plan documents, except as modified herein. Further, notwithstanding the foregoing, nothing contained herein shall be construed to alter, limit, or release (i) any claim to indemnification and/or contribution Employee may have pursuant to applicable law or pursuant to the Company’s governance instruments for acts committed during the term of employment or service as a director; (ii) coverage, if any, under any Company liability insurance policy; or (iii) any rights, payments or benefits expressly provided or referred to herein.

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

b. It is a condition hereof, and it is Employee’s intention in the execution of the General Release in subparagraph 5.a above, that the same shall be effective as a bar to each and every claim hereinabove specified, and in furtherance of this intention, Employee hereby expressly waives any and all rights and benefits conferred upon Employee by Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the Release, which if known by him or her must have materially affected his or her settlement with the debtor.

6. General Release from the Company to Employee. For and in consideration of good and valuable consideration, including without limitation the General Release set forth in paragraph 5 above:

a. The Company hereby generally releases Employee and his descendants, administrators, heirs, executors, successors and assigns from any and all claims that the Company ever had, now has or hereafter can, shall or may have against them by reason of or arising out of any act, matters or omissions by Employee on or before the date of the Company’s execution of this Agreement, including, but not limited to, all claims regarding Employee’s employment with the Company, any events that may have occurred during the course of Employee’s employment or the termination of his employment, or any other matters or claims of any kind or nature. Notwithstanding the foregoing, this paragraph shall not include a release or waiver of any claim arising from or relating to any criminal or fraudulent conduct by Employee during the course of Employee’s employment.

b. It is a condition hereof, and it is the Company’s intention in the execution of the General Release in paragraph 6.a above, that the same shall be effective as a bar to each and every claim hereinabove specified, and in furtherance of this intention, the Company hereby expressly waives any and all rights and benefits conferred upon the Company by Section 1542 of the California Civil Code, which provides:

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the Release, which if known by him or her must have materially affected his or her settlement with the debtor.

7. No Pending Lawsuits and No Assignment of Claims. The Parties each respectively represent and warrant that each has not filed any claim, lawsuit or administrative charge against the other. The Parties further respectively represent and warrant that each has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, corporation or entity any claim or other matter herein released. Each Party hereby agrees to indemnify the other and anyone else herein released and hold them harmless against any claims, costs or expenses, including, without limitation, reasonable attorneys’ fees actually paid or incurred, arising out of, related to or in any manner whatsoever connected with any such transfer or assignment or purported transfer or assignment.

8. Attorneys’ Fees. In the event that any Party commences a legal proceeding to remedy any breach of this Agreement by any other Party, each Party hereto shall be responsible for its own costs and attorneys’ fees incurred in connection with such legal proceeding and the underlying dispute, in addition to any other legal and/or equitable relief to which the prevailing Party may be entitled. In such circumstances, however, all obligations under this Agreement, including, without limitation, the releases in paragraphs 5 and 6, shall remain in full force and effect. Notwithstanding the foregoing, while Employee may challenge the validity of the ADEA or OWBPA waiver herein, in the event Employee unsuccessfully does so, Employee may be held liable for the attorneys' fees and costs of the Company or any other Company Entity to the same extent that successful defendants are allowed attorneys' fees under the ADEA and/or OWBPA.

9. Non-Disclosure and Confidentiality. Employee agrees that, except as required by law, Employee will not at any time, whether directly or indirectly, use or divulge, disclose or communicate to any person, firm or corporation any confidential, secret and/or proprietary information respecting the Company's business and its transactions, products and relationships with its customers or others (“Confidential Information”), whether heretofore or hereafter obtained by Employee while in the employ of the Company. For purposes of this Agreement, Confidential Information shall include all information and data not generally known outside the Company including, but not limited to, the terms of transactions engaged in by the Company or its members, research and development, product information, financial data, business plans, human resources information, trade secrets and business information to which Employee had access in the course of Employee’s employment with the Company, and to which Employee would not otherwise have had access had Employee not been so employed, excluding only information relating to the general methodology and mechanics employed by Employee in the performance of Employee’s duties at the Company. Employee agrees not to take or use, without prior written consent of the Company, any memoranda, notes (whether or not prepared by Employee during the course of Employee’s employment with the Company), lists, schedules, forms or other documents (including electronically stored documents), papers or records of any kind, relating to the Company's business or its customers or any reproduction, summary or abstract thereof, all of which Employee acknowledges are the exclusive property of the Company; provided, however, that Employee may retain any of same that constitutes publicly available information, copies of agreements to which Employee is a party and lists of personal contacts of Employee (including contact information).

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

10. Company Property. Employee agrees that all books, handbooks, manuals, files, documents (in electronic and paper form), memoranda, letters, facsimile, software, computers, PDAs, Blackberries and other materials and equipment of any kind which Employee has in Employee’s possession furnished by the Company during the course of Employee’s employment with the Company or received by Employee as a result of such employment are and remain the property of the Company. Employee further acknowledges and represents that Employee has returned to the Company all such materials and equipment; provided, however, that Employee may return such materials as appropriate for his continued service as a director, which materials Employee will return promptly after his service as a director ends. Notwithstanding the foregoing, Employee may retain any of same that constitutes publicly available information, copies of agreements to which Employee is a party and lists of personal contacts of Employee (including contact information). Further, Employee may retain the computer that was furnished to him by the Company, provided that he deletes information therefrom consistent with Section 9, above.

11. Non-Disparagement. The Company agrees that its officers and directors shall not make, or cause to be made, any disparaging, negative or adverse remarks whatsoever, whether in public or private, and whether written, oral or otherwise, concerning Employee, including his performance as an officer, director and/or employee of the Company. Employee likewise agrees that he will not make, or cause to be made, any disparaging, negative or adverse remarks whatsoever, whether in public or private, and whether written, oral or otherwise, concerning any of the Company Entities or their respective businesses, products or services. This paragraph does not apply to factual statements made in connection with legal proceedings, governmental and regulatory investigations and actions, and internal Company investigations or any other statement or disclosure required by law. Further, nothing in this Agreement shall constitute an independent basis for personal liability against the Company’s officers and directors.

12. Cooperation. Employee agrees to assist and to cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee will also perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. The Company will reimburse Employee for reasonable expenses Employee incurs in fulfilling Employee’s obligations under this paragraph.

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

13. Consulting Arrangement.

a. Services; Term; Fees. In order to provide a smooth and orderly transition to his successor, Employee shall provide consulting services to the Company for a period of 3 months from the Termination Date through and including July 3, 2007 (the “Consulting Period”). Employee acknowledges and agrees that he is furnishing such consulting services to the Company in further consideration for the Severance Benefits and that he is not entitled to, and shall not receive, any additional consideration for such consulting services. During the Consulting Period, Employee (i) will not be required to come to the office, (ii) will only participate in transition assistance (not to exceed 80 hours per month) as mutually and reasonably agreed between Employee and the new Chief Executive Officer of the Company (until appointment of the new Chief Executive Officer, as mutually agreed between Employee and the Chief Financial Officer of the Company), (iii) will not be required to travel more than ten days per month, (iv) will be reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with his consulting services to the Company and (v) may pursue other business opportunities provided that they do not conflict with the Employee’s consulting and other obligations hereunder.

b. Independent Contractor. Employee’s relationship with the Company during the Consulting Period shall be that of an independent contractor, and nothing in this Agreement shall constitute Employee as an employee, joint venturer, or partner of the Company. Employee shall have no authority to bind the Company in any respect. During the Consulting Period, Employee shall not be an employee of the Company and, except as otherwise provided for herein, shall not be entitled to participate in any Company benefit plans, including but not limited to any retirement, pension, profit sharing, group insurance, health insurance, salary, bonus, incentive compensation, or similar programs, policies, or plans that have been or may be instituted by the Company for the benefit of its employees. Employee also acknowledges that, as an independent contractor, he is not entitled to and will not receive any overtime compensation from the Company. Employee will not represent to others that he is an employee of the Company.

c. Employment of Personnel by Employee. Employee shall not employ or otherwise hire or contract with personnel to perform work under this Agreement without the written consent of the Company.

d. Intellectual Property. Employee acknowledges and agrees that all Intellectual Property created, made or conceived by Employee (solely or jointly) during the Consulting Period in the course of providing services to the Company will be owned exclusively by the Company. Employee hereby assigns to the Company all such Intellectual Property. Employee agrees (i) that this Agreement shall constitute an assignment to the Company of his residual rights (including, but not limited to, copyright, trademark, trade dress, trade secret, design and patent rights), if any, in all such Intellectual Property, and (ii) to assist the Company, and to take all reasonable steps, with securing patents, registering copyrights and trademarks, and obtaining any other forms of protection for the Intellectual Property in the United States and elsewhere. As used in this Agreement, “Intellectual Property” shall mean and include literary works, product designs, artwork, graphic designs, web site designs, audio-visual works, trademarks, business ideas and methods, and any other inventions or works of creative authorship. Notwithstanding the foregoing, the Company and Employee acknowledge that any provision in this Agreement requiring Employee to assign his rights to any Intellectual Property while performing consulting services to the Company as an independent contractor does not apply to (i) an invention which was developed by the Employee prior to the start of Employee’s rendering of such services with the Company; and (ii) an invention which otherwise qualifies under the provisions of Section 2870 of the California Labor Code, to the extent applicable to Employee as an independent contractor. A copy of Section 2870 of the Labor Code is attached hereto as Exhibit “1.”

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

14. Legal Process. If Employee is served with legal process or other request purporting to require Employee to testify and/or produce documents at a legal proceeding involving any of the Company Entities, Employee shall, to the extent legally permissible (i) refuse to provide testimony or documents absent a subpoena, court order or similar process from a regulatory agency; (ii) promptly notify the Company of such legal process or other request; and (iii) promptly deliver to the Company a copy of all legal papers and documents served upon Employee and - prior to producing such documents - any and all documents that are responsive to such legal process or request.

15. Confidentiality of this Agreement. The terms of this Agreement, including the specific amount paid hereunder, are and shall be kept confidential and shall not hereafter be disclosed by Employee or the Company to any other person or entity, including, without limitation, any current, former or future employees of the Company Entities, except (i) as may be required by law; (ii) as may be required by any taxing authority; (iii) to Employee’s counsel, accountants, or financial advisors; (iv) as may be required in the performance or enforcement of this Agreement, (v) to Employee’s immediate family members, and (vi) to a prospective employer of Employee provided that the specific amount paid hereunder will be redacted therefrom, provided in the cases of (iii) and (v) Employee makes the person to whom disclosure is made aware of the confidentiality provisions of this Agreement and such person to whom disclosure is to be made agrees to keep the terms and conditions of this Agreement fully confidential.

16. Entire Agreement. With the exception of (i) the terms of the Plan, the Option Agreement and the Warrant that survive this Agreement pursuant to paragraphs 2.c and 2.d above and (ii) the terms of the following sections of the Service Agreement are intended to survive the termination of Employee’s employment with the Company: paragraphs 4 (Confidentiality), 5 (Inventions/copyrights) and 10 (Non-competition clause), which terms are hereby reaffirmed by Employee and incorporated herein in full by this reference (but which shall continue to be governed by Danish law), this Agreement sets forth the entire agreement between Employee and Company and fully supersedes any and all prior agreements or understanding between them pertaining to the subject matter of this Agreement, including without limitation the Preliminary Binding Agreement dated April 3, 2007. This Agreement may not be altered, modified, amended or changed, in whole or in part, except in writing executed by Employee and Company.

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

17. Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

18. Construction. The Parties agree that the general rule pertaining to construction of contracts that ambiguities are to be construed against the drafter shall not apply to this Agreement.

19. Severability and Blue Penciling. If any provision of this Agreement is held to be invalid, the remaining provisions shall remain in full force and effect. However, the invalidity of any such provision shall have no effect upon, and shall not impair the enforceability of the release language set forth in paragraphs 5 and 6 above. If any court determines that any covenant in this Agreement, including, without limitation, any restrictive covenant or any part thereof, is unenforceable because it is overly broad, then such provision or part thereof shall be modified by reducing the overly broad portion of the provision to the maximum point where it is enforceable and, in its modified form, such provision shall be enforced.

20. Choice of Law and Arbitration. Except as otherwise provided herein, this Agreement shall be governed by the laws of the State of California, without regard to its conflict-of-law principles. Employee and the Company agree that except for any claims for injunctive relief or specific performance, any claim arising between the Company and Employee relating to Employee’s employment or the termination of that employment (including without limitation claims under Title VII of the Civil Rights Act, the Fair Employment & Housing Act and the Americans with Disabilities Act), this Agreement or the breach thereof shall be settled exclusively by arbitration in San Francisco, California, in accordance with the then current rules of the Judicial Arbitration and Mediation Service (“JAMS”), as well as the rules of California Civil Code of Procedure Section 1280, et seq. (including without limitation Section 1283.05 and its mandatory and permissive rights to discovery). Each Party hereto shall be responsible for its own costs incurred in connection with the arbitration, except that, if required by applicable law, the Company shall pay for costs which are unique to the arbitration. The fact of the arbitration, and any decision and findings of the arbitrator, shall be held confidential by both Parties (except to the extent necessary to enforce the terms thereof) and both Parties agree to execute all documents necessary to maintain such confidentiality.

21. No Admission. Nothing contained in this Agreement, nor the fact that the Parties sign this Agreement, shall be considered as an admission of any type by either Party.

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento

22. Period for Review and Right to Revoke. Company and Employee acknowledge and agree that, (i) to accept this Agreement, Employee must execute and deliver a copy of this Agreement to Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attn: Mitchell S. Nussbaum, Esq., facsimile number: (212) 407-4900 on or before 5:00 p.m. (PST) on June 20, 2007; (ii) Employee has had 21 days from the receipt of this Agreement in which to consider its terms (including, without limitation, Employee’s release and waiver of any and all claims under the ADEA) before executing it, (iii) changes to the terms of this Agreement, whether material or immaterial, will not restart this 21-day period, (iv) Employee will have seven (7) days after Employee’s execution of this Agreement in which to revoke Employee’s acceptance of this Agreement, in which event a written notice of such revocation must be received on or before 5:00 p.m. (PST) on the seventh (7th) day, and (v) this Agreement will not become effective and enforceable until the seven (7) day revocation period has expired without revocation of the Agreement by Employee.

23. Voluntary and Knowing Execution of Agreement. Employee acknowledges that (i) Employee has been advised by Company to consult an attorney regarding any potential claims as well as the terms and conditions of this Agreement before executing it, (ii) Employee fully understands the terms of this Agreement including, without limitation, the significance and consequences of the General Release in paragraph 5 above, (iii) Employee is executing this Agreement in exchange for consideration in addition to anything of value to which he/she is already entitled, and (iv) Employee is fully satisfied with the terms of this Agreement and is executing this Agreement voluntarily, knowingly and willingly and without duress.

IN WITNESS HEREOF, the Parties hereto have executed this Agreement effective April 3, 2007.

OSTEOLOGIX, INC. (Company)

By: /s/ Matthew M. Loar Matthew M. Loar Chief Financial Officer	/s/ Charles Casamento Charles Casamento

Dated: June 15, 2007	Dated: June 15, 2007

Separation Agreement and Mutual General
Release, effective as of April 3, 2007, between
Osteologix, Inc. and Charles Casamento